Ex-99.77Q1(e)

SUB-ITEM 77Q1(e):

The Investment Advisory Agreement for certain series of the Registrant and Form of Exhibit A to the Subadvisory
Agreement among Aberdeen Asset Management Inc., the
Registrant and Aberdeen Asset Management Asia Limited are hereby incorporated by reference to Exhibit (d)(2) and Exhibit
(d)(3)(a), respectively, to Registrant's Post-Effective
Amendment No. 69 filed with the Securities and Exchange
Commission on November, 25, 2015 (SEC Accession No.
0001104659-15-081471).

The amended Exhibit A to the Subadvisory Agreement among Aberdeen Asset Management Inc, the Registrant and
Aberdeen Asset Managers Limited is hereby incorporated by reference to Exhibit (d)(4)(a) to Registrant's Post-Effective Amendment No. 71 filed with the Securities and Exchange Commission on December 16, 2015 (SEC Accession No. 0001104659-15-085212).

The Amendment to Investment Advisory Agreement for certain series of the Registrant and Investment Advisory
Agreement for the wholly owned subsidiary of a series of the Registrant are hereby incorporated by reference to Exhibit
(d)(2)(a) and Exhibit (d)(6), respectively, to Registrant's Post-
Effective Amendment No. 72 filed with the Securities and
Exchange Commission on February 29, 2016 (SEC Accession
No. 0001104659-16-101125).